UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

Best Hometown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-55652	81-1959486
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 East Clay Street, Collinsville, Illinois 62234

(Address of principal executive offices) (Zip Code)

(618) 345-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Best Hometown Bancorp, Inc. (the “Company”) was held on June 6, 2018. A total of 763,426 shares of common stock were represented in person or by proxy, for 92.40% of the 826,208 shares of common stock outstanding on April 24, 2018.

The final voting results of the election of two director nominees presented to the Company’s Stockholders at the Annual Meeting were as follows:

Proposal 1 — Election of Two Director Nominees

Name	For	Against	Abstain	Broker Non-Vote
David W. Gansner	464,268	—	295,208	—
Michael J. Keefe	384,268	—	295,208	—

The final voting results of the proposal to ratify the appointment of BKD, LLP as independent registered public accounting firm of the Company for the year ending December 31, 2018 were as follows:

Proposal 2 — Ratification of Appointment of Public Accounting Firm

For	Against	Abstain
761,526	1,900	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2018	BEST HOMETOWN BANCORP, INC.

	By:	/s/ Ronnie R. Shambaugh
	Name:	Ronnie R. Shambaugh
	Title:	President and Chief Executive Officer